Exhibit 99.1

                                         August 1, 2015

Dear Shareholder:

Enclosed (unless you have direct deposit) is your $.05 per share dividend for August 1, 2015.

The year is now more than half over. We have completed the integration of TCNB Dayton, and our rebranding to Civista has gone exceedingly well. 2015 is shaping up as a good year for the Company. Preliminary earnings for the first half of 2015 were $5,497,000 or $.58 per share diluted available to common shareholders. This compares to $3,890,000 or $.43 per share diluted available to common shareholders for the first half of 2014, an increase of 41.3%.

We continue to enjoy solid loan growth and recently we passed the $1,000,000,000 mark in total loans. Our continued focus has been attracting and retaining customers to grow the company. If you attended the annual meeting, or follow our letters, you know that the avenue to increasing shareholder value will be growth. At the end of June, we were approximately $1,300,000,000 in size. Our current goal is to grow the Company to $2,000,000,000.

We focus on growth for several reasons. In the banking world today a company must have size to absorb the increasing costs of regulatory compliance and technology. With increased size and diverse markets we spread the credit risk—all our eggs are not in one community basket. With size and growth we can attract and retain strong talented employees in the marketplace. People want to be part of a strong and dynamic company.

Growth will come from two avenues—organic growth and acquisitions. We are always focused on organic growth. If we have a loan customer, we want their deposit accounts. If we have their deposit accounts, we want their wealth management business. If we have a commercial customer, we want to provide their cash management services. If we see an attractive organic growth area we will pursue it, such as our Mayfield Heights loan production office. We are good at developing multiple product customer relationships. All that being said, organic growth, in itself, will not take us to our goal of continuing to increase shareholder value in a reasonable period of time. Organic growth must be complemented with strategic acquisitions.

To make acquisitions we will need additional capital in the form of common equity. Since the formation of the holding company in 1987, we have utilized our capital structure to expand the company, taking it from a $200,000,000 three-office bank to a $1,300,000,000 financial services company with 28 offices in 11 Ohio counties. We believe we have efficiently utilized our capital while growing the company and delivering a 13.7% return on tangible common equity for the 12 months ending March 31, 2015. This compares to an 11.7% median return for comparable peers.

We believe that there will be continuing opportunities for growth through acquisition. Smaller banks in Ohio are finding it increasingly difficult to cover the costs of compliance, technology, and attracting future management—they will be looking for an exit strategy. Again, for us to engage in any significant acquisition activity, we will need additional common equity. You may have seen that we recently took the step of filing a “shelf registration statement” with the U.S. Securities and Exchange Commission (“SEC”), which simply places our offering paperwork on file and will effectively shorten the time frame involved in completing a capital raise. Please understand that any offering under the shelf registration statement will be made only after the SEC has declared it effective and will be made by means of a prospectus. This letter, therefore, does not constitute an offer of any of the Company’s securities for sale.

Some Lingering Governance Matters

You will recall at our annual shareholders’ meeting in April 2015, we asked you to approve several governance changes that we believe would better position us for the future—including elimination of preemptive rights in common equity offerings and elimination of the option to request cumulative voting in the election of directors. As we explained in the proxy materials, the existence of preemptive rights slows down the offering process and generally results in a discount on the sales price of the stock, which works to the detriment of all shareholders. Cumulative voting rights present a different type of challenge as we work to grow Civista by raising capital and expanding our existing shareholder base, since it offers minority shareholders the chance to unduly impact the selection of our directors.

Unfortunately, we were not able to get enough shareholders to vote on these governance changes at our 2015 annual meeting, so were unable to eliminate them. Of our approximately 7,800,000 outstanding common shares, only a bit more than 4,500,000 common shares (57.7%) participated in voting on the issues of preemptive rights and cumulative voting. While we were heartened that 79% of the common shares that were voted favored the elimination of preemptive rights and 75% supported getting rid of cumulative voting, it simply wasn’t enough to reach our goal of having at least the majority of our outstanding common shares (approximately 3,900,000), voting in favor of these governance changes so we could put them into effect.

Given the level of support among shareholders shown at the 2015 annual meeting and the importance of these matters, the Board of Directors has decided that these issues should be brought before the shareholders again for further consideration later this year. More details will follow, but as part of this process we will be holding several community-based sessions with shareholders (much like we did for the preferred share offering back in 2013) so we can review and discuss these topics with you in person. Our tentative schedule of meetings is listed below. We will also hold a special shareholders’ meeting to consider these matters, so please look for our proxy materials in the coming months.

Stock Value

Since the depth of the recession, we have had a nice market increase in our common shares from approximately $3.00 at its low to now in the high $10.00 range. But at the current price, we are trading below multiples of our peers. Knowledgeable people in the marketplace tell us this is a result of two issues. First, investors who look at bank stocks know that for us to materially grow the Company we will need additional capital. We believe that they will refrain from activity in our common shares until it is clear what the Company intends to do. This, we believe, dampens the market from reflecting our true franchise value. Secondly, we currently have about 6% institutional ownership in our common shares. Greater institutional ownership should increase stock activity and liquidity, and should result in a market price more reflective of our true value.

In summary, to increase shareholder value for you, we firmly believe we need to continue to grow the Company. To grow the Company at an acceptable rate and show continued progress, we will need to consider a common equity raise. Before we come to the marketplace with a common equity raise, you, the shareholder, need to assess the impact of cumulative voting and preemptive rights on our growth plans. As always, if you have questions, a call is always welcomed.

Very truly yours,

James O. Miller

President and CEO

Community Based Informational Meetings—Tentative Schedule 6:00 PM Meetings—Refreshments served

9/15/15 Plum Brook County Club

3712 Galloway Road

Sandusky, Ohio 44870

9/17/15 Ernsthausen Performing Arts Center

350 Shady Lane Drive

Norwalk, Ohio 44857

9/22/15 Cranberry Hills Golf Course

5965 State Route 103

New Washington, Ohio 44854

9/23/15 North Central State College

James W. Kehoe Center

175 Mansfield Avenue

Shelby, Ohio 44875

9/30/15 Urbana Country Club

4761 East Route 36

Urbana, Ohio 43078

Forward Looking Statements

Comments made in this letter include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the words “will,” “may,” “should,”

“believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements in this letter are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or implied by the forward-looking statements. Factors that could cause actual results, performance or achievements to differ from results discussed in the forward-looking statements include, but are not limited to, changes in financial markets or national or local economic conditions; sustained weakness or deterioration in the real estate market; volatility and direction of market interest rates; credit risks of lending activities; changes in the allowance for loan losses; legislation or regulatory changes or actions; increases in Federal Deposit Insurance Corporation (“FDIC”) insurance premiums and assessments; changes in tax laws; failure of or breach in our information and data processing systems; unforeseen litigation; and other risks identified from time-to-time in the Company’s other public documents on file with the SEC, including those risks identified in “Item 1A. Risk Factors” of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The forward-looking statements speak only as of the date of this letter and the Company does not undertake, and specifically disclaims, any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Participants in the Solicitation

The directors and executive officers of Civista Bancshares, Inc. and other persons may be deemed to be participants in the solicitation of proxies in respect of the planned special meeting of shareholders to consider the governance matters referenced in this letter. Information regarding Civista Bancshares, Inc.’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 13, 2015 and its Proxy Statement on Schedule 14A filed with the SEC on March 13, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may read and copy the proxy statement after we file it at the SEC’s public reference room at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available for free to the public from the SEC’s web site at www.sec.gov or on our website at www.civb.com. Written requests for copies of the proxy statement we file with the SEC should be directed to Civista Bancshares, Inc., 100 East Water Street, Sandusky, Ohio 44870, Attention: James E. McGookey, telephone: (419) 625-4121.